EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended June 30, 2018

NEW YORK, Aug. 08, 2018 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) (TASE: PFLT) announced today financial results for the third fiscal quarter ended June 30, 2018.

HIGHLIGHTS

Quarter ended June 30, 2018 ($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$907.2
PSSL investment portfolio	$346.9
Net assets	$535.9
Net asset value per share	$13.82

Credit Facility	$255.9
2023 Notes	$134.9

Yield on debt investments at quarter-end	8.7%

Operating Results:
Net investment income	$11.8
GAAP net investment income per share	$0.31
Capital gain incentive fee accrued but not payable per share	$(0.03)
Core net investment income per share (2)	$0.28
Distributions declared per share	$0.285

Portfolio Activity:
Purchases of investments	$165.3
Sales and repayments of investments	$87.9

Number of new portfolio companies invested	5
Number of existing portfolio companies invested	23
Number of ending portfolio companies	83

(1) Includes investments in PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $119.6 million, at fair value.
(2) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company’s financial performance excluding the charges related to incentive fee on net unrealized gains accrued under GAAP but not payable unless such net unrealized gains are realized. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 11:00 A.M. ET ON AUGUST 9, 2018

PennantPark Floating Rate Capital Ltd. (“we,” “our,” “us” or “Company”) will host a conference call at 11:00 a.m. (Eastern Time) on Thursday, August 9, 2018 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (888) 204-4368 approximately 5-10 minutes prior to the call. International callers should dial (323) 994-2082. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through August 23, 2018 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #1205691.

PORTFOLIO AND INVESTMENT ACTIVITY

“Due to the activity level year to date as well as this quarter, the increase in LIBOR and the growth of PSSL, we are pleased that our current run rate net investment income covers our dividend,” said Arthur H. Penn, Chairman and CEO. “Our earnings stream should have a nice tailwind based on a continuation of these factors. Adding people to our platform has resulted in a significantly enhanced deal flow which puts us in a position to be both more active and selective.”

As of June 30, 2018, our portfolio totaled $907.2 million and consisted of $820.0 million of first lien secured debt (of which $82.7 million was invested in PSSL), $35.2 million of second lien secured debt and $52.0 million of subordinated debt, preferred and common equity (of which $36.9 million was invested in PSSL). Our debt portfolio consisted of 100% variable-rate investments. As of June 30, 2018, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized appreciation of $1.8 million. Our overall portfolio consisted of 83 companies with an average investment size of $10.9 million, had a weighted average yield on debt investments of 8.7%, and was invested 90% in first lien secured debt (of which 9% was invested in PSSL), 4% in second lien secured debt and 6% in subordinated debt, preferred and common equity (of which 4% was invested in PSSL). As of June 30, 2018, all of the investments held by PSSL were first lien secured debt.

As of September 30, 2017, our portfolio totaled $710.5 million and consisted of $609.7 million of first lien secured debt, $37.8 million of second lien secured debt, $37.5 million of subordinated debt (of which $30.1 million was invested in PSSL) and $25.5 million of preferred and common equity (of which $13.4 million was invested in PSSL). Our debt portfolio consisted of 99% variable-rate investments and 1% fixed-rate investments. As of September 30, 2017, we had one portfolio company on non-accrual, representing 0.4% and 0.2% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $2.0 million. Our overall portfolio consisted of 82 companies with an average investment size of $8.7 million, had a weighted average yield on debt investments of 8.0%, and was invested 86% in first lien secured debt, 5% in second lien secured debt, 5% in subordinated debt (of which 4% was invested in PSSL) and 4% in preferred and common equity (of which 2% was invested in PSSL). As of September 30, 2017, all of the investments held by PSSL were first lien secured debt.

For the three months ended June 30, 2018, we invested $165.3 million in five new and 23 existing portfolio companies with a weighted average yield on debt investments of 8.2%. Sales and repayments of investments for the three months ended June 30, 2018 totaled $87.9 million. For the nine months ended June 30, 2018, we invested $480.6 million in 22 new and 51 existing portfolio companies with a weighted average yield on debt investments of 8.0%. Sales and repayments of investments for the nine months ended June 30, 2018 totaled $283.6 million.

For the three months ended June 30, 2017, we invested $136.7 million in four new and 14 existing portfolio companies with a weighted average yield on debt investments of 8.3%. Sales and repayments of investments for the three months ended June 30, 2017 totaled $172.9 million. For the nine months ended June 30, 2017, we invested $407.8 million in 25 new and 37 existing portfolio companies with a weighted average yield on debt investments of 7.8%. Sales and repayments of investments for the nine months ended June 30, 2017 totaled $314.8 million.

PennantPark Senior Secured Loan Fund I LLC

As of June 30, 2018, PSSL’s portfolio totaled $346.9 million, consisted of 38 companies with an average investment size of $9.1 million and had a weighted average yield on debt investments of 7.7%. As of September 30, 2017, PSSL’s portfolio totaled $100.0 million, consisted of 18 companies with an average investment size of $5.6 million and had a weighted average yield on debt investments of 7.2%.

For the three months ended June 30, 2018, PSSL invested $142.7 million (of which $27.1 million was purchased from the Company) in 10 new and three existing portfolio companies with a weighted average yield on debt investments of 7.4%. PSSL’s sales and repayments of investments for the three months ended June 30, 2018 totaled $16.1 million. For the nine months ended June 30, 2018, PSSL invested $270.4 million in 23 new and six existing portfolio companies with a weighted average yield on debt investments of 7.4%. PSSL’s sales and repayments of investments for the nine months ended June 30, 2018 totaled $23.8 million.

For the period May 4, 2017 (inception) through June 30, 2017, PSSL invested $71.0 million (of which $71.0 million was purchased from the Company) in 14 new portfolio companies with a weighted average yield on debt investments of 7.4%. PSSL’s sales and repayments of investments for the period May 4, 2017 (inception) through June 30, 2017 totaled $0.3 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2018 and 2017.

Investment Income

Investment income for the three and nine months ended June 30, 2018 was $19.5 million and $50.9 million, respectively, and was attributable to $19.2 million and $46.0 million from first lien secured debt and $0.3 million and $4.9 million from second lien secured debt, subordinated debt and preferred and common equity, respectively. This compares to investment income for the three and nine months ended June 30, 2017, which was $15.2 million and $41.0 million, respectively, and was attributable to $13.9 million and $37.1 million from first lien senior debt and $1.3 million and $3.9 million from second lien secured debt and subordinated debt, respectively. The increase in investment income compared to the same periods in the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three and nine months ended June 30, 2018 totaled $7.7 million and $31.6 million, respectively. Base management fee for the same periods totaled $2.2 million and $5.9 million, incentive fee totaled $0.3 million (including $(1.0) million on unrealized gains accrued but not payable) and $0.9 million (including $(0.1) million on realized gains and $(0.6) million on unrealized gains accrued but not payable), debt related interest and expenses totaled $3.9 million and $20.8 million (including $10.9 million in amendment costs on our Credit Facility and debt issuance costs on the 3.83% Series A notes due 2023, or the 2023 Notes), general and administrative expenses totaled $1.1 million and $3.4 million and provision for taxes totaled $0.2 million and $0.6 million, respectively. This compares to expenses for the three and nine months ended June 30, 2017, which totaled $7.0 million and $18.0 million, respectively. Base management fee for the same periods totaled $1.8 million and $5.1 million, incentive fee totaled $1.4 million (including $0.2 million on realized gains and $0.4 million on unrealized gains accrued but not payable) and $3.4 million (including $0.2 million on realized gains and $0.9 million on unrealized gains accrued but not payable), Credit Facility expenses totaled $2.5 million and $6.3 million, general and administrative expenses totaled $1.2 million and $3.0 million and provision for taxes totaled $0.1 million and $0.2 million, respectively. The increase in expenses compared to the same periods in the prior year was primarily due to the expenses incurred in connection with the Credit Facility amendment and debt issuance costs on the 2023 Notes in the current period, which were partially offset by a reduction in incentive fees.

Net Investment Income

Net investment income totaled $11.8 million and $19.3 million, or $0.31 and $0.51 per share, for the three and nine months ended June 30, 2018, respectively. Core net investment income, a non-GAAP financial measure that excludes capital gain incentive fee accruals not payable, Credit Facility amendment costs and debt issuance costs on the 2023 Notes, totaled $10.8 million and $29.5 million, or $0.28 and $0.77 per share, for the three and nine months ended June 30, 2018, respectively. Net investment income totaled $8.2 million and $23.0 million, or $0.25 and $0.78 per share, for the three and nine months ended June 30, 2017, respectively. The increase in net investment income for the three months ended June 30, 2018 compared to the same period in the prior year was primarily due to the growth of our portfolio. The decrease in net investment income for the nine months ended June 30, 2018 compared to the same period in the prior year was primarily due to the expenses incurred in connection with the Credit Facility amendment and debt issuance costs on the 2023 Notes in the current period.

Net Realized Gains or Losses

Sales and repayments of investments for the three and nine months ended June 30, 2018 totaled $87.9 million and $283.6 million, respectively, and net realized losses totaled $1.8 million and $3.1 million, respectively. Sales and repayments of investments for the three and nine months ended June 30, 2017 totaled $172.9 million and $314.8 million, respectively, and net realized gains totaled $2.5 million and $5.0 million, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facility and the 2023 Notes

For the three and nine months ended June 30, 2018, we reported net change in unrealized depreciation on investments of $3.2 million and $0.2 million, respectively. For the three and nine months ended June 30, 2017, we reported net change in unrealized appreciation on investments of $0.6 million and $0.4 million, respectively. As of June 30, 2018 and September 30, 2017, our net unrealized appreciation on investments totaled $1.8 million and $2.0 million, respectively. The net change in unrealized appreciation/depreciation on our investments compared to the same periods in the prior year was primarily due to changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized appreciation/depreciation on investments that were realized.

For the three and nine months ended June 30, 2018, our Credit Facility and the 2023 Notes had a net change in unrealized (appreciation) depreciation of $(1.9) million and $6.5 million, respectively. For the three and nine months ended June 30, 2017, our Credit Facility had a net change in unrealized appreciation of $1.9 million and $3.0 million, respectively. As of June 30, 2018 and September 30, 2017, our net unrealized depreciation (appreciation) on the Credit Facility and the 2023 Notes totaled $3.5 million and $(3.1) million, respectively. The net change in unrealized depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $5.0 million and $22.5 million, or $0.13 and $0.59 per share, respectively, for the three and nine months ended June 30, 2018. This compares to a net change in net assets resulting from operations of $9.3 million and $25.5 million, or $0.29 and $0.86 per share, respectively, for the three and nine months ended June 30, 2017. The decrease in the net change in net assets from operations for the three months ended June 30, 2018 compared to the same period in the prior year was primarily due to changes in portfolio investment valuations during the reporting period. The decrease in net assets from operations for the nine months ended June 30, 2018 compared to the same period in the prior year was primarily due to the expenses incurred in connection with the Credit Facility amendment and debt issuance costs on the 2023 Notes in the current period.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

The annualized weighted average cost of debt for the nine months ended June 30, 2018 and 2017, inclusive of the fee on the undrawn commitment of 0.375% on the Credit Facility, amendment costs and debt issuance costs, was 7.26% and 3.02%, respectively (excluding amendment and debt issuance costs, amounts are 3.99% and 2.98%, respectively).

As of June 30, 2018 and September 30, 2017, we had $255.7 million and $253.8 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility had a weighted average interest rate of 4.01% and 3.18%, exclusive of the fee on undrawn commitments as of June 30, 2018 and September 30, 2017, respectively. As of June 30, 2018 and September 30, 2017, we had $149.3 million and $121.2 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

As of June 30, 2018 and September 30, 2017, we had cash equivalents of $31.2 million and $18.9 million, at fair value, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $183.0 million for the nine months ended June 30, 2018, and our financing activities provided cash of $196.6 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from a follow-on equity offering and the issuance of the 2023 Notes.

Our operating activities used cash of $93.9 million for the nine months ended June 30, 2017, and our financing activities provided cash of $113.8 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from a follow-on equity offering and net borrowings under the Credit Facility.

DISTRIBUTIONS

During the three and nine months ended June 30, 2018, we declared distributions of $0.285 and $0.855 per share, respectively, for total distributions of $11.1 million and $32.5 million, respectively. For the same periods in the prior year, we declared distributions of $0.285 and $0.855 per share, respectively, for total distributions of $7.6 million and $22.9 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2018	September 30, 2017
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$786,884,573 and $665,514,821, respectively)	$787,566,315	$666,973,639
Controlled, affiliated investments (cost—$118,125,000 and $43,000,000, respectively)	119,586,472	43,525,143
Total of investments (cost—$905,009,573 and $708,514,821, respectively)	907,152,787	710,498,782
Cash and cash equivalents (cost—$31,303,697 and $18,847,673, respectively)	31,178,070	18,910,756
Interest receivable	2,846,350	2,520,506
Receivable for investments sold	—	14,185,850
Prepaid expenses and other assets	704,720	1,229,505
Total assets	941,881,927	747,345,399
Liabilities
Distributions payable	3,683,347	3,085,607
Payable for investments purchased	4,430,012	21,730,512
Credit Facility payable (cost—$255,673,311 and $253,783,301, respectively)	255,862,159	256,858,457
2023 Notes payable (cost—$138,579,858 and zero, respectively)	134,921,350	—
Interest payable on debt	1,152,999	693,787
Base management fee payable	2,180,258	1,784,806
Performance-based incentive fee payable	3,077,059	5,061,217
Accrued other expenses	696,427	224,739
Total liabilities	406,003,611	289,439,125
Commitments and contingencies	—	—
Net assets
Common stock, 38,772,074 and 32,480,074 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	38,772	32,480
Paid-in capital in excess of par value	539,462,336	451,448,872
(Distributions in excess of) undistributed net investment income	(10,065,794)	3,163,645
Accumulated net realized gain on investments	1,175,847	4,289,389
Net unrealized appreciation on investments	1,797,495	2,047,044
Net unrealized depreciation (appreciation) on debt	3,469,660	(3,075,156)
Total net assets	$535,878,316	$457,906,274
Total liabilities and net assets	$941,881,927	$747,345,399
Net asset value per share	$13.82	$14.10

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017
Investment income:
From non-controlled, non-affiliated investments:
Interest	$16,718,163	$14,695,276	$45,225,422	$39,564,205
Other income	559,708	451,597	1,255,766	1,434,834
From controlled, affiliated investments:
Interest	1,551,198	43,962	2,985,061	43,962
Dividend	700,000	—	1,400,000	—
Total investment income	19,529,069	15,190,835	50,866,249	41,043,001
Expenses:
Base management fee	2,180,258	1,790,695	5,932,024	5,117,839
Performance-based incentive fee	329,567	1,444,896	852,678	3,367,931
Interest and expenses on debt	3,862,037	2,398,520	9,957,719	6,197,592
Administrative services expenses	500,000	561,250	1,500,000	1,683,750
Other general and administrative expenses	622,025	607,499	1,859,526	1,322,499
Expenses before amendment costs, debt issuance costs and provision for taxes	7,493,887	6,802,860	20,101,947	17,689,611
Credit Facility amendment costs and debt issuance costs	—	112,736	10,869,098	112,736
Provision for taxes	200,000	90,000	600,000	205,000
Total expenses	7,693,887	7,005,596	31,571,045	18,007,347
Net investment income	11,835,182	8,185,239	19,295,204	23,035,654
Realized and unrealized (loss) gain on investments and debt:
Net realized (loss) gain on investments	(1,790,048)	2,451,169	(3,113,542)	4,961,180
Net change in unrealized (depreciation) appreciation on:
Non-controlled, non-affiliated investments	(3,370,875)	625,872	(1,185,879)	426,906
Controlled, affiliated investments	182,630	22,425	936,330	22,425
Debt (appreciation) depreciation	(1,888,502)	(1,942,856)	6,544,816	(2,972,262)
Net change in unrealized (depreciation) appreciation on investments and debt	(5,076,747)	(1,294,559)	6,295,267	(2,522,931)
Net realized and unrealized (loss) gain from investments and debt	(6,866,795)	1,156,610	3,181,725	2,438,249
Net increase in net assets resulting from operations	$4,968,387	$9,341,849	$22,476,929	$25,473,903
Net increase in net assets resulting from operations per common share	$0.13	$0.29	$0.59	$0.86
Net investment income per common share	$0.31	$0.25	$0.51	$0.78

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:

Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com